Exhibit 15.1

February 5, 2008

Securities and Exchange Commission

100 F Street, N.E.

N.W. Washington, D.C. 20549

Commissioners:

We are aware that our report dated February 4, 2008 on our review of interim financial information of Varian Medical Systems, Inc. for the three-month periods ended December 28, 2007 and December 29, 2006 and included in the Company’s quarterly report on Form 10 Q for the quarter ended December 28, 2007 is incorporated by reference in its Registration Statements on Form S 8 (No.s 333 75531, 333-57006, 333-57008, 333-57010, 333-57012, 333-123778 , 333-130001 and 333-146176).

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP